Exhibit 99.1

Oasis Petroleum Inc. Announces Pricing of $400 Million Offering of Senior Notes
HOUSTON, TX, April 30, 2018 /PRNewswire/ -- Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) announced today the pricing of its private placement to eligible purchasers of $400 million in aggregate principal amount of 6.25% senior unsecured notes due 2026. The notes were priced at par. The offering is expected to close on May 14, 2018, subject to customary closing conditions.
Oasis intends to use the net proceeds of this offering to fund tender offers (the “Tender Offers”) to purchase for cash, subject to certain conditions, up to $400 million in aggregate purchase price, excluding accrued and unpaid interest, of its outstanding 7.25% senior notes due 2019, 6.5% senior notes due 2021, 6.875% senior notes due 2022 and 6.875% senior notes due 2023 (collectively, the “Tender Notes”). The Tender Offers are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated April 30, 2018. To the extent that the Tender Offers are not completed or the net proceeds of this offering exceed the amount needed to fund the Tender Offers, Oasis may use the remaining net proceeds from this offering for general corporate purposes, which may include redemptions or repurchases of the Tender Notes, reducing borrowings under its revolving credit facility, repaying other indebtedness, working capital or funding capital expenditures and acquisitions.
The notes to be offered have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”), or any state securities laws; and unless so registered, the securities may not be offered or sold in the United States absent an applicable exemption from, or a transaction not subject to, registration requirements of the Securities Act and applicable state securities laws. The notes are being offered and sold only to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.
This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements regarding the intended use of offering proceeds and other aspects of the notes offering. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Exhibit 99.1

SOURCE Oasis Petroleum Inc.

For further information: Oasis Petroleum Inc., Richard Robuck, (281) 404-9600, SVP Finance & Treasurer